   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 1, 1998.


                                                      REGISTRATION NO. 333-60819
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO


                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                               TECO ENERGY, INC.
             (Exact name of registrant as specified in its charter)

                        FLORIDA                                                  59-2052286
              (State or other jurisdiction                                    (I.R.S. Employer
           of incorporation or organization)                               Identification Number)

                            ------------------------

   TECO PLAZA, 702 NORTH FRANKLIN STREET, TAMPA, FLORIDA 33602 (813) 228-4111 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

                            DAVID E. SCHWARTZ, ESQ.
                                   Secretary
                               TECO Energy, Inc.
                           702 North Franklin Street
                              Tampa, Florida 33602
                                 (813) 228-4111

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                WITH COPIES TO:

     DAVID R. POKROSS, JR., ESQ.               MARK V. NUCCIO, ESQ.
         Palmer & Dodge LLP                        Ropes & Gray
          One Beacon Street                   One International Place
  Boston, Massachusetts 02108-3190       Boston, Massachusetts 02110-2624

                            ------------------------


    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /


    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS


                                  $200,000,000

                               TECO ENERGY, INC.

                                DEBT SECURITIES

                                ----------------

    TECO Energy, Inc. ("TECO" or the "Company") may offer, from time to time, its unsecured notes, debentures or other evidence of unsecured indebtedness (the "Debt Securities"), in one or more series, in an aggregate principal amount of up to $200,000,000. Debt Securities may be issued in registered form without coupons or in the form of one or more global securities (each a "Global Security").

    When a particular series of Debt Securities is offered, a supplement to this Prospectus will be delivered (each a "Prospectus Supplement") together with this Prospectus setting forth the terms of such Debt Securities, including, where applicable, the specific designation, aggregate principal amount, denominations, maturity, interest rate (which may be fixed or variable) and time of payment of interest, any terms for redemption, any terms for repayment at the option of the holder, any terms for sinking fund payments, the initial public offering price, any listing of the Debt Securities on a securities exchange and other terms in connection with the offering and sale of such Debt Securities.

    TECO may sell Debt Securities to or through dealers or underwriters, directly to other purchasers or through agents. See "PLAN OF DISTRIBUTION." A Prospectus Supplement will set forth the names of such underwriters, dealers or agents, if any, any applicable commissions or discounts and the proceeds to TECO from such sales.

    This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement applicable to the Debt Securities being sold.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


               The date of this Prospectus is September 1, 1998.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") relating to its business, financial statements and other matters. Reports and proxy and information statements filed with the Commission as well as copies of the Registration Statement, of which this Prospectus is a part, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Midwest Regional Office, 500 West Madison Avenue, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. Such reports and other information can also be reviewed on the Commission's web site (http://www.sec.gov). TECO common stock is listed on the New York Stock Exchange (the "NYSE"). Reports and other information concerning the Company may be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

    TECO has filed a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Debt Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Debt Securities. Statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such references.

                      DOCUMENTS INCORPORATED BY REFERENCE


    The following documents previously filed by the Company with the Commission (File No. 1-8180) are hereby incorporated by reference: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1997, (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, and June 30, 1998, and (iii) the Company's Current Reports on Form 8-K, dated January 9, March 20 and July 20, 1998.


    Each document filed by the Company subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such document. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in any other subsequently filed document that also is or is deemed to be incorporated herein by reference or in any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request by such person, a copy of any document described above, other than exhibits (unless such exhibits are specifically incorporated by reference to such documents). Requests for such copies should be directed to TECO Energy, Inc., TECO Plaza, 702 North Franklin Street, Tampa, Florida 33602, attention: Sandra W. Callahan, Vice President -- Treasurer; telephone number: (813) 228-4111.

                                  THE COMPANY

    TECO is an electric and gas utility holding company with important diversified activities. Its diversified operating businesses are engaged in marine transportation, coal mining, natural gas production from coalbeds, independent power generation, the sale of propane gas, the marketing of natural gas, energy services and engineering and the marketing of advanced energy management, automation and control systems. TECO's operating companies have facilities in several states and Central America. A more complete description of the business of the Company and its recent activities can be found in the documents listed in "DOCUMENTS INCORPORATED BY REFERENCE." The principal offices of the Company, a Florida corporation, are located at TECO Plaza, 702 North Franklin Street, Tampa, Florida 33602, and its telephone number at such offices is (813) 228-4111.

                      RATIOS OF EARNINGS TO FIXED CHARGES

    The following table sets forth the Company's consolidated ratios of earnings to fixed charges for the periods shown.

                                                        YEAR ENDED DECEMBER 31,
SIX MONTHS ENDED   TWELVE MONTHS ENDED   -----------------------------------------------------
  JUNE 30, 1998       JUNE 30, 1998        1997       1996       1995       1994       1993
-----------------  --------------------  ---------  ---------  ---------  ---------  ---------
    3.27x(1)             3.61x(2)          3.77x(3)     3.72x      3.48x    3.06x(4)   3.23x(5)

For the purposes of calculating these ratios, earnings consist of income before income taxes and fixed charges. Fixed charges consist of interest on indebtedness, amortization of debt premium, the interest component of rentals and preferred stock dividend requirements.

------------------------

(1) Includes the effect of non-recurring pretax charges totaling $25.9 million associated with write-offs at TECO Coal Corporation, TeCom Inc. and Tampa Electric Company, each a wholly owned subsidiary of TECO, and $0.4 million pretax of merger-related costs. The effect of these charges was to reduce the ratio of earnings to fixed charges. Had these charges been excluded from the calculation, the ratio of earnings to fixed charges would have been 3.75x for the six-month period ended June 30, 1998.

(2) Includes the effect of the non-recurring pretax charges discussed in Note 1 above and $3.7 million, pretax, of additional costs related to the mergers completed in 1997. The effect of these charges was to reduce the ratio of earnings to fixed charges. Had these charges been excluded from the calculation, the ratio of earnings to fixed charges would have been 3.89x for the 12-month period ended June 30, 1998.

(3) Includes a $2.6-million pretax charge for all transactions associated with the mergers completed in June 1997. The effect of this charge was to reduce the ratio of earnings to fixed charges. Had this charge been excluded from the calculation, the ratio of earnings to fixed charges would have been 3.79x for the year ended December 31, 1997.

(4) Includes the effect of a $25-million pretax restructuring charge. The effect of this charge was to reduce the ratio of earnings to fixed charges. Had this non-recurring charge been excluded from the calculation, the ratio of earnings to fixed charges would have been 3.30x for the year ended December 31, 1994.

(5) Includes the effect of the non-recurring $10-million pretax charge associated with a coal pricing settlement at Tampa Electric Company. The effect of this charge was to reduce the ratio of earnings to fixed charges. Had this non-recurring charge been excluded from the calculation, the ratio of earnings to fixed charges would have been 3.33x for the year ended December 31, 1993.

                                USE OF PROCEEDS

    The Company intends to add the net proceeds from the sale of the Debt Securities to its general funds, to be used for general corporate purposes, which may include investment in subsidiaries, working capital, repayment of debt and other business opportunities.

                         DESCRIPTION OF DEBT SECURITIES

    The Debt Securities will constitute unsecured debt of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company. The Debt Securities will be issued in one or more series under an indenture (the "Indenture") to be dated as of August 17, 1998 between the Company and The Bank of New York, as Trustee (the "Trustee"). The form of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The statements under this heading do not purport to be complete and are subject to the detailed provisions of, and are qualified in their entirety by reference to, the Indenture. Capitalized terms used herein but not defined are used as defined in the Indenture.

GENERAL

    The Indenture does not limit the aggregate principal amount of the Debt Securities issuable thereunder or of any particular series of Debt Securities. The Debt Securities of any series need not be issued at the same time or bear interest at the same rate or mature on the same date.

    Reference is made to the Prospectus Supplement (the "Prospectus Supplement") for the following terms of any particular series of Debt Securities: (i) the title of such Debt Securities; (ii) any limit on the aggregate principal amount of such Debt Securities or the series of which they are a part; (iii) the date or dates on which the principal of any of such Debt Securities will be payable or the method by which such date or dates will be determined; (iv) the rate or rates at which any of such Debt Securities will bear interest, if any, or the method by which such rate or rates will be determined, and the date or dates from which any such interest will accrue; (v) the dates on which any such interest will be payable and the record dates, if any, for any such interest payments; (vi) if applicable, whether the interest payment periods may be extended by the Company and, if so, the permitted duration of any such extensions; (vii) the place or places where the principal of and interest on any of such Debt Securities will be payable; (viii) the obligation, if any, of the Company to redeem or purchase any of such Debt Securities pursuant to any sinking fund, purchase fund or analogous provision or at the option of the Holder thereof and the terms and conditions on which any of such Debt Securities may be redeemed or purchased pursuant to such obligation; (ix) the denominations in which any of such Debt Securities will be issuable, if other than denominations of $1,000 or any integral multiple thereof; (x) the terms and conditions, if any, on which any of such Debt Securities may be redeemed at the option of the Company; (xi) the currency, currencies or currency units in which the principal of and any premium and interest on any of such Debt Securities will be payable, if other than U.S. dollars, and the manner of determining the equivalent thereof in U.S. dollars for any purpose; (xii) whether any of such Debt Securities will be issuable in whole or in part in the form of one or more Global Securities and, if so, the identity of the depositary (the "Depositary") for any such Global Security and any provisions regarding the transfer, exchange or legending of any such Global Security if different from those described below under the caption "Global Securities;" (xiii) any addition to, change in or deletion from the Events of Default or covenants described herein with respect to any of such Debt Securities and any change in the right of the Trustee or the Holders to declare the principal amount of any of such Debt Securities due and payable; (xiv) any index or formula used to determine the amount of principal of or any premium or interest on any of such Debt Securities and the manner of determining any such amounts; (xv) any subordination of such Debt Securities to any other indebtedness of the Company; and (xvi) other material terms of such Debt Securities.

    Unless otherwise indicated in the Prospectus Supplement relating thereto, Debt Securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof, and no service charge will be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    Unless otherwise indicated in the Prospectus Supplement relating thereto, the principal of and any premium and interest on any Debt Securities will be payable, and such Debt Securities will be exchangeable and transfers thereof will be registrable, at the corporate trust office of The Bank of New York in the City of New York, New York, and payment of any interest due on any Debt Security will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest.

    If the Debt Securities of any series (or any Debt Securities of a specified tenor within any series) are to be redeemed, the Company will not be required to
(i) issue, register the transfer of, or exchange any Debt Security of that series (or any Debt Securities of a specified tenor within any series, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.

    Debt Securities may be offered and sold at a substantial discount below their principal amount ("Original Issue Discount Securities"). Special United States Federal income tax and other considerations, if any, applicable thereto will be described in the applicable Prospectus Supplement. In addition, certain special Federal income tax or other considerations, if any, applicable to any Debt Securities that are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable Prospectus Supplement.

    Except as otherwise described in the applicable Prospectus Supplement, the covenants contained in the Indenture would not afford any Holders of Debt Securities issued thereunder protection in the event of a highly leveraged transaction involving the Company.

    The Debt Securities are obligations exclusively of TECO, which, as a holding company, has no material assets other than its ownership of the common stock of its subsidiaries, including Tampa Electric Company. TECO will rely entirely upon distributions from its subsidiaries to meet its payment obligations with respect to the Debt Securities. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay amounts due under the Debt Securities or otherwise to make any funds available therefor, including the payment of dividends or other distributions or the extension of loans or advances. Furthermore, the ability of the Company's subsidiaries to make any such payments to the Company would be dependent upon the terms of any credit facilities of such subsidiaries and upon such subsidiaries' earnings, which are subject to various business risks. In a bankruptcy or insolvency proceeding, claims of holders of the Debt Securities would be satisfied solely from TECO's equity interest in its subsidiaries remaining after the satisfaction of claims of creditors of such subsidiaries. Thus the Debt Securities are effectively subordinated to existing and future liabilities of the Company's subsidiaries to their respective creditors.

GLOBAL SECURITIES

    Some or all of the Debt Securities of a series may be represented in whole or in part by one or more Global Securities, which will be deposited with or on behalf of one or more Depositaries.

    The specific terms of the depositary arrangement with respect to any Debt Securities of a series will be described in the Prospectus Supplement relating thereto. The Company anticipates that the following provisions will apply to all depositary arrangements.

    Unless otherwise specified in the Prospectus Supplement relating thereto, Debt Securities that are to be represented by a Global Security or Global Securities to be deposited with or on behalf of a Depositary will be represented by a Global Security or Global Securities registered in the name of such Depositary or its nominee. Upon the issuance of a Global Security in registered form, the Depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Debt Securities represented by such Global Security to the accounts of institutions that have accounts with such Depositary or its nominee ("Participants"). The accounts to be credited will be designated by the underwriters or agents of such Debt Securities or by the Company, if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in such Global Securities will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests by Participants in such Global Securities will be shown on, and the transfer of any such ownership interest will be effected only through, records maintained by the Depositary or its nominee for such Global Security. Ownership of beneficial interests in Global Securities by persons that hold through Participants will be effected only through records maintained by such Participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

    So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or Holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in the Global Security will not be entitled to have the Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Debt Securities in definitive form and will not be considered the owners or Holders thereof under the Indenture.

    Payment of principal of and any premium and interest on Debt Securities registered in the name of or held by a Depositary or its nominee will be made in immediately available funds to the Depositary or its nominee, as the case may be, as the registered owner or the Holder of the Global Security representing such Debt Securities. None of the Company, the Trustee, any Paying Agent or the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    The Company expects that a Depositary for Debt Securities of a series, upon receipt of any payment of principal or any premium or interest in respect of a Global Security, will immediately credit Participants' accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary. The Company also expects that payments by Participants to owners of beneficial interests in such Global Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such Participants.

    A Global Security may not be transferred in whole or in part except by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. If a Depositary for Debt Securities of a series is at any time unwilling or unable to continue as Depositary and a successor Depositary is not appointed by the Company, the Company will issue Debt Securities in definitive registered form in exchange for the Global Security or Global Securities representing such Debt Securities. In addition, the Company may at any time determine not to have any Debt Securities represented by one or more Global Securities and, in such event, will issue Debt Securities in definitive registered form in exchange for the Global Securities representing such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name.

BOOK-ENTRY ISSUANCE

    The Depository Trust Company ("DTC") will act as securities Depositary for all of the Debt Securities, unless otherwise indicated in the Prospectus Supplement relating to an offering of Debt Securities. Such Debt Securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully registered global certificates will be issued for the Debt Securities, representing the aggregate principal balance of such Debt Securities, and will be deposited with the Trustee as custodian for DTC.

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

    Purchases of Debt Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Debt Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Debt Securities. Transfers of ownership interests in the Debt Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued.

    To facilitate subsequent transfers, all Debt Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Debt Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Debt Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

    Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices will be sent to Cede & Co. as the registered holder of the Debt Securities. If less than all of the Debt Securities are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

    Although voting with respect to the Debt Securities is limited to the holders of record of the Debt Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Debt Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Debt Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

    Payments of principal of and any premium and interest on the Debt Securities will be made by the Trustee to Cede & Co., as DTC's partnership nominee. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

    DTC may discontinue providing its services as securities Depositary with respect to any of the Debt Securities at any time by giving reasonable notice to the Company. In the event that a successor securities Depositary is not obtained, definitive certificates representing such Debt Securities are required to be printed or delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor Depositary).

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Company believes to be accurate, but the Company assumes no responsibility for the accuracy thereof. The Company has no responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

REDEMPTION

    Any terms and conditions for the optional or mandatory redemption of any Debt Securities will be set forth in the applicable Prospectus Supplement. Except as otherwise provided in the applicable Prospectus Supplement, Debt Securities will be redeemable by the Company only upon notice mailed not less than 30 nor more than 60 days prior to the date fixed for redemption.

CONSOLIDATION, MERGER, ETC.

    The Company will not consolidate or merge with or into any other Corporation or Corporations, or convey or transfer its properties and assets as an entirety or substantially as an entirety to any Person, unless (i) the successor or transferee Corporation shall be a Corporation organized and existing under the laws of the United States of America, any State thereof, or the District of Columbia, and the successor or transferee assumes by supplemental indenture the due and punctual payment of the principal of and premium and interest on all the Debt Securities and the performance of every covenant of the Indenture to be performed or observed by the Company; (ii) immediately after giving effect to such consolidation, merger, sale or transfer, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and (iii) the Company delivers an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent in the Indenture relating to the transaction have been complied with. Upon the assumption by the successor Person of the Company's obligations under the Indenture and the Debt Securities issued thereunder, and the satisfaction of any other condition precedent provided for in such Indenture, the successor Person will succeed to and be substituted for the Company under such Indenture.

MODIFICATION AND WAIVER

    The Indenture provides that modifications and amendments thereof may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected thereby and 66 2/3% in aggregate principal amount of the Outstanding Debt Securities of all series affected thereby; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security; (b) reduce the principal amount of, or any premium or interest on, any Debt Security; (c) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof; (d) change the Place of Payment of, currency of payment of principal of, or premium, if any, or interest on, any Debt Security; (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security after the Stated Maturity (or, in the case of redemption, on or after the Redemption
Date); or (f) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the Indenture, for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. Notwithstanding the foregoing, under certain limited circumstances and only upon the fulfillment of certain conditions, modifications and amendments of the Indenture may be made by the Company and the Trustee without the consent of any Holders of the Debt Securities issued thereunder.

    The Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of any series may waive any past default under the Indenture with respect to that series except a default in the payment of principal of, or any premium or interest on, any Debt Security of such series or in respect of a covenant or provision under the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected thereby.

EVENTS OF DEFAULT

    The following will be Events of Default under the Indenture with respect to Debt Securities of any series issued thereunder (unless inapplicable to the particular series, specifically modified or deleted as a term of such series or otherwise modified or deleted in an indenture supplemental to the Indenture):
(a) failure to pay any interest on any Debt Security of that series when due, and such failure has continued for 30 days; (b) failure to pay principal of or premium, if any, on any Debt Security of that series when due; (c) failure to deposit any sinking fund payment in respect of any Debt Security of that series when due, where such failure has continued for 30 days; (d) failure to perform any other covenant of the Company in the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Debt Securities other than that series), and such failure has continued for 90 days after written notice as provided in the Indenture; (e) certain events of bankruptcy, insolvency or reorganization relating to the Company; and (f) any other Event of Default provided with respect to Debt Securities of that series.

    If an Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may, by a notice in writing to the Company (and to the Trustee if given by Holders), declare to be immediately due and payable the principal amount (or, if any Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of the series) of all Debt Securities of that series. At any time after such a declaration of acceleration with respect to Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences, if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay all overdue interest on the Debt Securities of such series, the principal of and any premium on the Debt Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debt Securities, interest on overdue interest at the rate or rates prescribed therefor in the Debt Securities of such series (to the extent that payment of such interest is lawful), and all amounts due to the Trustee under the Indenture, and (ii) all Events of Default with respect to the Debt Securities of such series (other than the nonpayment of the principal of the Debt Securities of such series which has become due solely by such declaration of acceleration) have been cured or waived as provided in the Indenture. Reference is made to the Prospectus Supplement relating to any series of Debt Securities which are Original Issue Discount Securities for the particular provisions relating to acceleration of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

    Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default occurs and is continuing, the Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity. Subject to such provisions for security and indemnification of the Trustee and certain other rights of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.

    No Holder of any Debt Security of any series will have any right to institute any proceeding with respect to the Indenture under which such Debt Security was issued or for any remedy thereunder unless such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of that series and unless the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made such written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee under the Indenture, and the Trustee has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request and has failed to institute such proceeding within 60 days after receipt of such notice and offer of indemnity. Notwithstanding the foregoing, the Holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal of and any premium and, subject to certain limitations specified in the Indenture, interest on such Debt Security on the Stated Maturity thereof (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment.

    The Company is required to furnish annually to the Trustee a statement signed on behalf of the Company by certain officers of the Company to the effect that to the best of their knowledge the Company is not in default in the performance and observance of any terms, provisions or conditions of the Indenture or, if there has been such a default, specifying each such default and the status thereof.

SATISFACTION AND DISCHARGE

    The Indenture provides that when, among other things, the Company deposits or causes to be deposited with the Trustee, in trust, an amount in money or the equivalent in U.S. Government Obligations (as defined) (or a combination thereof) sufficient to pay and discharge the entire indebtedness on the Debt Securities not previously delivered to the Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity or earlier Redemption Date for Debt Securities that have been, or by an irrevocable instruction delivered by the Company to the Trustee will be, called for redemption, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to compensate, reimburse and indemnify the Trustee pursuant to the Indenture and certain other obligations), and the Company will be deemed to have satisfied and discharged the Indenture.

DEFEASANCE

    Unless otherwise provided in the Prospectus Supplement for a series of Debt Securities, the Company may cause itself (subject to the terms of the Indenture) to be discharged from any and all obligations with respect to any Debt Securities or series of Debt Securities (except for certain obligations to register the transfer or exchange of such Debt Securities, to replace such Debt Securities if stolen, lost or mutilated, to maintain paying agencies and to hold money for payment in trust) on and after the date the conditions set forth in the Indenture are satisfied. Such conditions include the deposit with the Trustee, in trust for such purpose, of money and/or U.S. Government Obligations (as such term is defined in the Indenture), which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the Stated Maturity of such payments or upon redemption, as the case may be, in accordance with the terms of the Indenture and such Debt Securities.

    Under current Federal income tax law, the Defeasance contemplated in the preceding paragraphs would be treated as a taxable exchange of the relevant Debt Securities in which Holders of Debt Securities would recognize gain or loss. In addition, thereafter, the amount, timing and character of amounts that Holders would be required to include in income might be different from that which would be includable in the absence of such Defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of a Defeasance, including the applicability and effect of tax laws other than the Federal income tax law.

CONCERNING THE TRUSTEE

    The Trustee is The Bank of New York, which maintains banking relationships with the Company in the ordinary course of business and serves as trustee under other indentures of the Company and certain of its affiliates.

GOVERNING LAW

    The Indenture and the Debt Securities shall be governed by and construed in accordance with the laws of the State of New York.

                              PLAN OF DISTRIBUTION

    The Company may sell the Debt Securities (i) directly to purchasers, (ii) to or through underwriters or dealers, (iii) through agents, or (iv) through a combination of such methods. A Prospectus Supplement with respect to a particular series of Debt Securities will set forth the terms of the offering of such Debt Securities, including the following: name or names of any underwriters, dealers or agents; the purchase price of such Debt Securities and the proceeds to the Company from such sale; underwriting discounts and commissions; and any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

    If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Debt Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. In connection with the sale of Debt Securities, underwriters may receive compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Debt Securities for whom they may act as agent. Underwriters may sell the Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of any underwriters to purchase the Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Debt Securities if any are purchased.

    If dealers are utilized in the sale of the Debt Securities, the Company will sell such Debt Securities to the dealers as principals. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of Debt Securities will be named, and any commissions or discounts granted by the Company to such dealer set forth, in the applicable Prospectus Supplement.

    If agents are used in the sales of the Debt Securities, offers to purchase the Debt Securities may be solicited by such agents from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Debt Securities will be named, and any commissions payable by the Company to such agent set forth, in the applicable Prospectus Supplement. Any such agent will be acting on a reasonable effort basis for the period of its appointment or, if indicated in the applicable Prospectus Supplement, on a firm commitment basis.

    Debt Securities also may be sold directly by the Company to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the Prospectus Supplement relating thereto.

    If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

    Agents, dealers and underwriters may be entitled under agreements with the Company to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may engage in transactions with, or perform services for, the Company or its subsidiaries for customary compensation.

    Debt Securities may also be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with their terms, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company will be described in the applicable Prospectus Supplement. Remarketing firms may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for the Company or its subsidiaries for customary compensation.

    Any Debt Securities will be a new issue of securities with no established trading market. No assurance can be given that there will be a market for the Debt Securities of any particular series, or that if such market does develop, that it will continue to provide holders of such Debt Securities with liquidity for such investment or will continue for the duration such Debt Securities are outstanding.

    The anticipated date of delivery of the Debt Securities will be set forth in the Prospectus Supplement relating to each offering.

                                 LEGAL MATTERS

    The validity of the Debt Securities will be passed upon for the Company by Palmer & Dodge LLP, Boston, Massachusetts. Certain legal matters in connection with the validity of Debt Securities may be passed upon for any underwriters, agents or dealers by Ropes & Gray, Boston, Massachusetts.

                                    EXPERTS

    The consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Expenses in connection with the offering of the Debt Securities will be borne by the registrant and are estimated as follows:

SEC registration fee..............................................  $  59,000
Rating agency fees................................................  $  95,000
Trustee's fees and expenses.......................................  $  17,000
Accountant's fees and expenses....................................  $  21,000
Legal fees and expenses...........................................  $ 100,000
Printing costs....................................................  $  25,000
Miscellaneous expenses............................................  $  23,000
                                                                    ---------

    Total.........................................................  $ 340,000
                                                                    ---------
                                                                    ---------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The registrant's Bylaws provide that any person who is or was a party to any threatened, pending or completed proceeding, because such person is or was a director or officer of the registrant or is or was serving at the request of the registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the registrant to the full extent permitted by law against expenses and liabilities. The indemnification provided for in the registrant's Bylaws is expressly not exclusive of all other rights to which such person may be entitled as a matter of law.

    Section 607.0850 of the Florida Business Corporation Act grants the registrant the power to indemnify each person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the registrant where the person involved is adjudged to be liable to the registrant, except to the extent approved by a court.

    The registrant maintains an insurance policy on behalf of its directors and officers, covering certain liabilities that may be incurred by the directors and officers when acting in their capacities as such.

    If the Debt Securities are sold to or through underwriters or agents, the agreement with such underwriters or agents will provide that such underwriters or agents will indemnify the registrant's directors and officers against certain liabilities, including certain liabilities under the Securities Act.

ITEM 16. EXHIBITS

    See Exhibit Index immediately following the signature page hereof.

ITEM 17. UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (d) The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on August 31, 1998.


                                TECO ENERGY, INC.

                                By:  /s/ G.L. GILLETTE
                                     -----------------------------------------
                                     G.L. Gillette
                                     VICE PRESIDENT--FINANCE AND
                                     CHIEF FINANCIAL OFFICER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of August 31, 1998.


SIGNATURE                       TITLE
------------------------------  ---------------------------

                                Chairman of the Board,
      /s/ G.F. ANDERSON*        President and Chief
------------------------------  Executive Officer
        G.F. Anderson           (Principal Executive
                                Officer)

                                Vice President--Finance and
      /s/ G.L. GILLETTE         Chief Financial Officer
------------------------------  (Principal Financial
        G.L. Gillette           Officer)

      /s/ W.L. GRIFFIN*         Vice President--Controller
------------------------------  (Principal Accounting
         W.L. Griffin           Officer)

       /s/ C.D. AUSLEY*         Director
------------------------------
         C.D. Ausley

      /s/ S.L. BALDWIN*         Director
------------------------------
         S.L. Baldwin

     /s/ H.L. CULBREATH*        Director
------------------------------
        H.L. Culbreath

    /s/ J.L. FERMAN, JR.*       Director
------------------------------
       J.L. Ferman, Jr.

        /s/ E.L. FLOM*          Director
------------------------------
          E.L. Flom

     /s/ H.R. GUILD, JR.*       Director
------------------------------
       H.R. Guild, Jr.

       /s/ T.L. RANKIN*         Director
------------------------------
         T.L. Rankin

        /s/ R.L. RYAN*          Director
------------------------------
          R.L. Ryan

       /s/ W.P. SOVEY*          Director
------------------------------
          W.P. Sovey

      /s/ J.T. TOUCHTON*        Director
------------------------------
        J.T. Touchton

      /s/ J.A. URQUHART*        Director
------------------------------
        J.A. Urquhart

     /s/ J.O. WELCH, JR.*       Director
------------------------------
       J.O. Welch, Jr.

*By:       /s/ G.L. GILLETTE
           ------------------------------------
           ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


  EXHIBIT
    NO.                                                     DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------------

         1   Form of Agency Agreement (previously filed as the same numbered exhibit to Pre-Effective Amendment No. 1 to this Registration Statement).

         4   Form of Indenture to be dated as of August 17, 1998 between TECO Energy, Inc. and The Bank of New York, as trustee (previously filed as the same numbered exhibit to Pre-Effective Amendment No. 1 to this
             Registration Statement).

         5   Opinion of Palmer & Dodge LLP regarding the validity of the Debt Securities (previously filed as the same numbered exhibit to Pre-Effective Amendment No. 1 to this Registration Statement).

        12   Computation of Ratio of Earnings to Fixed Charges (previously filed as the same numbered exhibit to
             Pre-Effective Amendment No. 1 to this Registration Statement).

      23.1   Consent of PricewaterhouseCoopers LLP (as successors to Coopers & Lybrand L.L.P.) Filed herewith.

      23.2   Consent of Palmer & Dodge LLP (included in Exhibit 5).

        24   Power of Attorney (included on signature page of the initial filing of this Registration Statement).

        25   Statement of Eligibility of Trustee on Form T-1 (previously filed as the same numbered exhibit to the initial filing of this Registration Statement).